Exhibit 10.15

                            DISTRIBUTORSHIP AGREEMENT
                               TURF AND LAWN CARE

     THIS DISTRIBUTORSHIP AGREEMENT is entered into this 11th day of October, 2002 by and between AMERICAN SOIL TECHNOLOGIES, INC. a Nevada Corporation ("Company"), with its principal place of business in Pasadena California and X-TREME GREEN LANDCARE ("Distributor") with its principal place of business in West Hills, CA hereinafter collectively referred to as the "Parties" and individually as a "Party".

     WHEREAS, Company is engaged in the business of manufacturing and selling soil amendment products which are set forth in the attached Schedule A ("Products") and,

     WHEREAS, Company desires to sell the Products to the Distributor according to the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement the Parties hereby agree pursuant to the following terms and conditions:

                          I. DESIGNATION AS DISTRIBUTOR

     1.1 Upon and subject to the terms and conditions contained in this Agreement, Company hereby designates the Distributor as a non-exclusive authorized distributor of the Products.

                       II. PURCHASE AND RESALE OF PRODUCTS

     2.1 Company hereby grants to Distributor the right, subject to the terms and conditions of this Agreement, to purchase the Products from the Company and resell the Products to its customers.

     2.2 Distributor shall submit orders for the Products to Company. Company shall deliver to Distributor such Products as the Distributor may order. No order submitted to Company by the Distributor shall become effective unless and until it is formally accepted in writing by the Company. Company shall fill such orders and ship the Products to the Distributor at Distributor's principal place of business or a place designated by the Distributor. All shipments are FOB Manufactures plant or warehouse.

     2.3 Distributor shall use only the name "Nutrimoist L" in reference to the polymer bio-nutrient formulation supplied by Company and Distributor shall use only Nutrimoist L for subsurface injection into lawns, provided, however, Distributor may use the bio-nutrient component of Nutrimoist L for injection
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into subsurface areas other than lawns and Distributor is authorized to use any name for this component Product that is approved in writing by Company. Distributor agrees to use only turf injection equipment that is recommended by, or supplied by, Company and will purchase the equipment directly from the equipment Manufacturer who will be responsible for warranty, training and service.

     2.4 At no time shall the Distributor attempt to disassemble or reverse engineer the equipment supplied by or recommended by the Company.. The polymer/nutrient blend and bio-nutrient package is proprietary and any attempt to duplicate it for sale shall be a breach of this Agreement. Disassembly of the lawn injection Equipment shall also breach this Agreement.

     2.5 It is the responsibility of the Distributor to add the Company as an additional insured on its general and product liability policies in a full amount of not less than $1,000,000.00, and providing for thirty (30) day prior notice of cancellation to the Company. Upon request, Distributor shall provide the Company with certificates of insurance confirming Distributor's compliance with the obligations of this Section.

     2.6 The Distributor shall also have responsibility and liability for any action related to the use of the Equipment and shall indemnify the Company as set forth in Section 8.8 below.

                        III. PRICES, DISCOUNTS AND TERMS

     3.1 All purchases will be at prices set forth in Schedule "A". Distributor will pay Company for the Products either in cash or by check at the time of receipt of order by Company unless written payment terms are arranged with Company. Distributor understands that the prices set forth in Schedule "A" are subject to change upon thirty (30) days prior written notice by Company. Product will be delivered at the price in effect on the date ordered by Distributor.

                           IV. DELIVERY; RISK OF LOSS

     4.1 Company shall ship all Products ordered by Distributor hereunder in the manner and under the terms specified in Schedule "B".

     4.2 Upon acceptance of orders received by Company from Distributor, Company shall deliver or cause to be delivered by a common carrier any Products ordered by Distributor. Products shall be shipped FOB Company's plant or warehouse.

                        V. WARRANTIES AND REPRESENTATIONS

     5.1 Company warrants that the Products manufactured and sold to Distributor will be free from defects in material and workmanship at the time of shipment.

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                           VI. DISTRIBUTOR OPERATIONS

     6.1 Distributor agrees to use its best efforts to develop business in, to promote the use of, and to sell the Products in accordance with good business practice. Company agrees to reasonably assist Distributor in the sale of the Products. Company further agrees to provide Distributor with all information, literature and relevant material regularly available under Company's practices for use by its distributors.

     6.2 Distributor may display Products in shows, wherever located, in which Distributor's participation is permitted by the show rules.

     6.3 Distributor may use Company's trademarks, trade names and symbols that apply to the Products in advertising signage and other materials designed to promote and sell the Products under the Agreement. Distributor will not obtain or attempt to obtain any right, title or interest in or to the trademarks, trade names and symbols. The Distributor's Advertising signage and other materials designed to promote and sell the Products under the Agreement utilizing Company's trademarks, trade names and symbols that apply to the Products shall be pre-approved by the Company.

     6.4 Distributor shall not distribute, offer, sell, or use the Equipment to install, any products that compete or may compete with Company's Products including but not limited to products that contain cross-linked "super absorbent polymers" or linear polymers (PAM).

     6.5 Distributor agrees that neither it nor its directors, officers affiliates, or employees shall at any time, either during or subsequent to the term of this Agreement, unless expressly consented to in writing by Company, either directly or indirectly use or disclose to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Company. This shall include, but not be limited to, information concerning the customers of Company, Company's marketing methods, compensation paid to employees, independent contractors or suppliers and other terms of their employment or contractual relationships, financial and business records, know-how, or any other information concerning the business of Company, its manner of operations, its manufacturing methods or product formulations or other data of any kind, nature or description. Distributor agrees that the above information and items are important, material and confidential trade secrets and these affect the successful conduct of Company's business and its goodwill.

                            VII. TERM AND TERMINATION

     7.1 This Agreement shall become effective upon its execution by both parties hereto by their authorized representatives. Upon execution, this Agreement shall remain in effect for an initial term of one (1) year ("Initial Term"). This Agreement shall automatically renew for successive one (1) year terms unless either party notifies the other in writing at least thirty (30) days prior to the end of any one (1) year term that they do not wish to renew this Agreement.

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     7.2 This Agreement may be terminated: (1) at any time by the mutual consent of the parties in writing, effective as provided therein; (2) with cause by either party at any time by giving the other party thirty (30) days notice, in writing, by registered or certified mail, of such termination.

     This Agreement may be canceled for cause by the non-offending party prior to the expiration of the contract term on any of the following grounds:

     (a) A trustee, receiver, or other similar custodian is appointed for all or any substantial part of the other party's property:

     (b) When the aggregate of one party's property, exclusive of any property which it may have conveyed, transferred, concealed, removed or permitted to be concealed or removed, with intent to defraud, hinder, or delay its creditors, shall not at a fair valuation be sufficient in amount to pay its debts, or the party is unable, by its available assets or the honest use of credit, to pay its debts as they become due;

     (c) The other party files a petition, or an answer not denying jurisdiction, in bankruptcy or under Chapter 7 or 11 of the Federal Bankruptcy Code or any similar law, state or Federal, whether now or hereafter existing, or such a petition is filed against the other party and not vacated or stayed within fifteen (15) days

     (d) The other party makes an assignment for the benefit of creditors;

     (e) An attachment, or any like process, is levied or filed against any substantial part of the other party's property, and is not discharged within fifteen (15) days

     (f) A judgment is rendered against the other party and remains unsatisfied, unstayed or otherwise unsuperseded for sixty (60) days and is substantial in relation to the other party's assets;

     (g) The other party ceases to have in effect a valid Federal, state or local license required for the carrying out of the provisions of this Agreement, whether through revocation, failure to renew, or suspension for more than thirty
(30) days.

     (h) If Distributor sells or transfers control or management of a material portion of its total physical assets without prior written notification sent to the non-selling/non-transferring party. A change in ownership or management includes, but is not limited to, the sale by the owners of a controlling interest in their respective companies and shall specifically exclude the death or incapacity or termination of employment of a principal, officer, partner or manager. Distributor shall give such written notice to the Company of any contemplated change in ownership at least thirty (30) days prior to the effective date of such contemplated change:

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     (i) A law is enacted making the sale of Products unlawful;

     (j) The other party engages in any act with respect to the Products, which is in violation of any Federal or state law, regardless of whether such violation is prosecuted by any administrative or judicial body which violation results in a loss of the licenses necessary to distribute or supply the Products;

     (k) The other party does not comply with credit terms as agreed to between the parties.

     (l) An assignment pledge or any other security interest is created in all, or a substantial part of the other party's assets without the prior written consent of the non-assigning party;

     (m) The consistent failure by the other party to meet reasonable sales or distribution or supply objectives, or failure by the other party to meet any other goals, objectives or conditions agreed to by the parties hereto;

     (n) A breach of any provision of this Agreement, other than those set forth in subparagraphs (a) through (m) above, if said breach remains uncorrected for thirty-days (30) after written notice thereof.

     A termination pursuant to paragraphs 7.2 (a) through 7.2 (n) above shall take effect commencing with the thirtieth day after written notice is given to the party whose rights are to be terminated and a termination pursuant to paragraph 7.2 (n) above shall take effect on the thirtieth day after the notice provided for in said paragraph 7.2 (n).

     7.3 Termination by either party in accordance with the provisions herein shall not constitute a breach of this Agreement. Neither Company nor Distributor shall by reason of the exercise of the rights of termination, be liable to the other for compensation, reimbursement or damages either on account of present or prospective profits on sales or anticipated sales, or on account of expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of the business or good will of Company or Distributor, or on account of any cause or thing whatsoever; provided, however, that termination of this Agreement shall in no way affect Company's or Distributor's obligation with respect to Products ordered prior to the effective date of the termination.

     7.4 In the event of termination of this Agreement, Company shall make delivery on retail orders placed with and accepted by it and Distributor shall accept shipment and make payment for any such orders, all in accordance with the provisions of this Agreement even though termination has been effected.

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     7.5 For a period of 2 years after the termination of this contract
Distributor shall not enter any turf care business that injects any substance containing polymers into mature turf.

                            VIII. GENERAL PROVISIONS

     8.1 Company and Distributor are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, fiduciary or other similar relationship between the Parties. Each of the Parties shall conduct its entire business under this Agreement at its own cost and expense and shall have no authority to make any representation, guarantee or warranty (except as may be provided in this Agreement), commitment or agreement on behalf of the other or to assume or incur any liability or indebtedness on the other's behalf, or to bind the other under any obligation whatsoever. Neither of the Parties shall be liable for any act or failure to act by the other, their agents or employees. Each of the Parties agrees to indemnify and hold the other harmless from any and all claims resulting from violation of this paragraph or resulting from any activity of the other Party, its agents, officers, directors or employees, hereunder.

     8.2 Neither this Agreement nor any rights hereunder shall be assigned or transferred by Distributor without the written consent of Company.

     8.3 The failure by either Party to enforce or take advantage of any of the provisions of this Agreement shall not constitute nor be construed as a waiver of such provisions or of the right subsequently to enforce or take advantage of each and every such provision. No waiver, deletion, alteration, modification, or amendment of this Agreement or the rights arising hereunder, shall be valid and binding unless in writing signed by a duly authorized representative of each Party.

     8.4 Any notice required or contemplated by this Agreement shall be in writing, delivered by registered or certified mail, addressed to the Parties at their addresses hereinafter set forth, or at such other addresses as may from time to time be substituted therefore by notice in writing sent by the party changing its address.

     8.5 This agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to the conflicts of law principles thereof. The Parties consent to the jurisdiction of the Superior Court of Los Angeles County, California as the proper forum.

     8.6 If any provision of this Agreement shall in any way be or become violative of or prohibited by or under the applicable laws, judgments, decrees or public policy of any state or jurisdiction, said provision or part thereof shall be, as to said jurisdiction, ineffective and void to the extent of such violation or prohibition without invalidating any of the remaining provisions of this Agreement.

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     8.7 This Agreement and all Schedules and Addenda, if any, attached hereto set forth the entire understanding between the Parties as to the subject matter hereof and incorporates herein and supersedes all prior and collateral representations and agreements by or between the parties. Any and all prior franchise, dealership, distributorship, or representation agreements, commitments or understandings that may have been entered into by the Parties are hereby terminated and superseded hereby and any and all claims for violations or breach hereunder are hereby disavowed and released.

     8.8. Each Party (the Indemnifying Party) agrees to indemnify, defend, and hold harmless the other Party (the Indemnified Party) from and against any and all liability for injury to persons or damage to or loss of property to the extent caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, including any and all expense and costs, legal or otherwise, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; provided, however, that the Indemnifying party shall not be liable for injury to persons or damage to or loss of property caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees. However, under no circumstances shall Company be held liable or have the duty of indemnification for damages due to improper installation of the Products.

     The Indemnified Party shall promptly notify the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party's indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

     The rights and obligations of the Parties under this section shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

     8.9 The individuals signing on behalf of Company and Distributor have authority to bind the respective Parties. Execution and delivery of this Agreement by Company and Distributor to the other constitutes a valid and binding Agreement.

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     IN WITNESS WHEREOF, this Agreement is signed in two or more counterparts as of the day and year first above written.



"COMPANY"                                     DISTRIBUTOR"

American Soil Technologies, Inc.              X-Treme Green Landcare
215 N. Marengo Suite 110                      22741 Criswell Street
Pasadena, CA 91101                            West Hills, CA 91307



By: /s/ Carl P. Ranno                         By: /s/ James R. Morton
   -----------------------------                 -----------------------------
   Carl P. Ranno                                 James R. Morton
   Its: President/CEO                            Its: Owner/President

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                                  SCHEDULE "A"

                               PRODUCTS AND PRICE

     The Products to which the above-mentioned Agreement relates are the following and are sold for the price indicated (subject to change upon thirty
(30) days prior written notice by Company to Distributor).


                                NUTRIMOIST(TM) L

    275 gallon tote                           $7.50/gallon plus tote cost if any

                                 BIO NUTRIENTS

    Bio Plus Commercial & home lawn           $35.00 /gallon


               ALL PRICES ARE F.O.B. COMPANY'S PLANT OR WAREHOUSE


                       USAGE CHARGE EQUIPMENT AND OPERATOR

                                  $265 per day

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                                  SCHEDULE "B"

                           PAYMENT AND DELIVERY TERMS

     Unless Company and Distributor otherwise agree in writing or Company notifies Distributor of a change in the terms of payment or other terms and conditions of sale, the terms of payment and delivery for Products purchased under the Agreement referred above shall be as follows:

     1. Cash upon delivery to Distributor's place of business or such credit terms agreed to by the Parties;

     2.   Delivery shall be FOB Company's Plant or Warehouse.

     3. Any inventory shall be delivered at the price in effect when Distributor placed the order.

     4. Company shall have no liability or indemnification duty for delays due to causes beyond Company's control.

     5. Usage fee for operator and machine shall be remitted at the end of each work week.

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